===============================================================================

   As filed with the Securities and Exchange Commission on October 29, 2004

                                                     Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                                   CHARTERMAC
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                            13-3949418
         (State or Other Jurisdiction             (I.R.S. Employer
      of Incorporation or Organization)        Identification Number)


                               625 Madison Avenue
                            New York, New York 10022
                                 (212) 317-5700
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


              Stuart J. Boesky                  With copies to:
          Chief Executive Officer           Mark Schonberger, Esq.
            625 Madison Avenue         Paul, Hastings, Janofsky & Walker LLP
         New York, New York 10022              75 East 55th Street
              (212) 317-5700                New York, New York 10022
  (Name, Address, Including Zip Code,             (212) 318-6000
 and Telephone Number, Including Area Code, of Agent For Service)

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                   ------------------------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. /__/
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/
                   ------------------------------------------
                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                             Proposed    Proposed
                                              Maximum    Maximum
        Title of each          Amount        Offering    Aggregate   Amount of
     class of securities       to Be           Price     Offering   Registration
       to be registered      Registered      Per Unit    Price (1)    Fee (3)
===============================================================================
Common shares of beneficial      N/A            N/A    $400,000,000   $43,097
   interest (2)
Preferred shares of              N/A            N/A
   beneficial interest (2)
Debt Securities                  N/A            N/A
===============================================================================
  1. Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, and based upon the maximum aggregate offering price of all securities being registered.
  2. Such indeterminate number of shares as may from time to time be issued at indeterminate prices registered hereunder.

  3. As permitted by Rule 429 under the Securities Act of 1933, the prospectus included herein is a combined prospectus which also relates to Registration Statement No. 333-74988 previously filed by the Registrant, as to which securities having an aggregate offering price of $59,850,029 remain unsold. The registration fee of $7,583 associated with such securities was previously paid. Accordingly, the registration fee consists of $43,097 paid herewith and the $7,583 previously paid. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-74988, which shall become effective concurrently with this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

                              Subject to Completion
                  Preliminary Prospectus dated October 29, 2004


The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                   CHARTERMAC

                                _________________

                      Common Shares of Beneficial Interest
                     Preferred Shares of Beneficial Interest
                                 Debt Securities


      We are CharterMac, a statutory trust created under the laws of the State of Delaware. This prospectus relates to the public offer and sale of our common shares of beneficial interest, preferred shares of beneficial interest and debt securities, which we may offer from time to time in one or more series, with an aggregate public offering price of up to $400,000,000.

      The shares and debt securities that we may issue may be offered, separately or together, in separate series and in amounts, at prices and on terms to be determined at the time of the offering. The specific terms of our shares and debt securities in respect of which this prospectus is being delivered will be set forth in one or more supplements to this prospectus. The debt securities that we may issue may consist of debentures, notes or other types of debt. In the case of preferred shares, the supplement to this prospectus will include the number of preferred shares, the specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other rights, and any public offering price. The supplement to this prospectus will also contain information, where appropriate, about the risk factors and federal income tax considerations relating to, and any listing on a securities exchange of, our shares and/or debt securities.

      Our shares and debt securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our shares or debt securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth in the applicable supplement to this prospectus. See "Plan of Distribution". No shares or debt securities may be sold without delivery of the applicable supplement to this prospectus describing the method of distribution and terms of such shares and/or debt securities.

                                _________________

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                _________________

              The date of this prospectus is        , 2004.

                            TABLE OF CONTENTS


FORWARD LOOKING INFORMATION.......................................1
OUR COMPANY.......................................................2
RISK FACTORS......................................................3
DESCRIPTION OF OUR SHARES.........................................3
DESCRIPTION OF OUR DEBT SECURITIES...............................10
TRUST AGREEMENT AND BYLAW PROVISIONS AND CERTAIN PROVISIONS OF
      DELAWARE LAW...............................................22
USE OF PROCEEDS..................................................26
PLAN OF DISTRIBUTION.............................................27
LEGAL MATTERS....................................................27
RATION OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
      DIVIDENDS..................................................28
EXPERTS..........................................................28
WHERE YOU CAN FIND MORE INFORMATION..............................28
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..................30


      No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by our Company. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the common shares, preferred shares or debt securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of our Company since the date hereof.

                           FORWARD-LOOKING INFORMATION

      This prospectus and the information incorporated herein by reference contain forward-looking statements. These forward-looking statements are not historical facts, but rather our beliefs and expectations are based on our current expectations, estimates, projections, beliefs and assumptions about our Company and industry. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Some of these risks include, among other things:

      o   adverse changes in the real estate markets;

      o risk of default associated with the revenue bonds and other securities held by us or our subsidiaries;

      o   interest rate fluctuations;

      o our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments;

      o   the timing and seasonality of our transactional business;

      o   general and local economic and business conditions; and

      o   changes in applicable laws and regulations.

      These risks and uncertainties are described in the section captioned "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2003, that we filed with the Securities and Exchange Commission ("SEC") on March 16, 2004. We caution you not to place undue reliance on these forward-looking statements, which reflect our view only as of the respective dates of this prospectus and the documents incorporated herein by reference or other dates which are specified in those documents.

                                   OUR COMPANY

Overview

      We are CharterMac, a statutory trust created under the laws of the State of Delaware. We conduct substantially all of our business through our subsidiaries. Our subsidiaries are in the business of (i) portfolio investing, which primarily includes acquiring and holding federally tax-exempt multifamily housing revenue bonds issued by various state or local governments, agencies or authorities and other investments designed to produce federally tax-exempt income; (ii) fund management, which includes sponsoring and managing investment programs and providing credit enhancement through guaranteeing tax credit equity returns and mortgage loans; and (iii) mortgage banking, which includes originating and servicing mortgage loans on behalf of third parties such as the Federal National Mortgage Association ("Fannie Mae"), the Federal Home Loan Mortgage Corporation ("Freddie Mac"), the Government National Mortgage Association ("Ginnie Mac"), the Federal Housing Authority ("FHA"), insurance companies and wall street conduits.

      Through our subsidiaries, we have become one of the nation's leading financial service providers for the real estate industry with a strong core focus on multifamily. We and our subsidiaries offer both capital solutions to developers and owners of multifamily rental housing throughout the country, as well as investment products to institutional and retail investors.

      Our common shares trade on the American Stock Exchange under the symbol "CHC."

Tax Status

      We, and a majority of our investment subsidiaries, are either treated as partnerships or disregarded for federal income tax purposes. Therefore, we pass through to our shareholders, in the form of distributions, income (including federally tax-exempt income) derived from our investments without paying federal income tax on that income. For the year ended December 31, 2003, approximately 92% of our distributions to our shareholders were excludable from their gross income for federal income tax purposes.

Our Management

      We operate our day-to-day activities and select our investments utilizing the services and advice provided by our subsidiary, Related Capital, subject to the supervision and review of our board of trustees. Related Capital's executive management team has an average of 20 years of experience with Related Capital and an average of 25 years in the real estate industry.

Our Offices

Our principal executive offices are located at 625 Madison Avenue, New York, New York 10022. Our phone number is (212) 317-5700.

                                  RISK FACTORS

      Investing in our securities involves risks that could affect us and our business as well as the real estate industry generally. Please see the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference into this prospectus. Much of the business information as well as the financial and operational data contained in our risk factors is updated in our periodic reports, which are also incorporated by reference into this prospectus. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing our securities, you should carefully consider the risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2003 and the other information in this prospectus, as well as the documents incorporated by reference herein. Each of the risks described could result in a decrease in the value of our securities and your investment therein.

                            DESCRIPTION OF OUR SHARES

      The following description of our shares does not purport to be complete and is qualified in its entirety by reference to applicable Delaware law, and to provisions of our trust agreement and bylaws, each as amended and restated, copies of which are exhibits to the registration statement of which this prospectus is a part.

Overview

      Subject to limitations prescribed by Delaware law and our trust agreement, our board of trustees is authorized to issue 100,000,000 shares of beneficial interest (common, preferred and otherwise), to classify or reclassify any unissued beneficial interests, to provide for the issuance of beneficial interests in other classes or series of securities, to establish the number of beneficial interests in each class or series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms.

      As of the date of this prospectus, our issued and outstanding shares of beneficial interest consist of (i) common shares; (ii) two separate series of preferred shares designated Convertible Community Reinvestment Act Preferred Shares (which we refer to collectively as "CRA Shares"); and (iii) Special Preferred Voting Shares. Two of our subsidiaries, Charter Mac Equity Issuer Trust, which we refer to as "Equity Trust" and CharterMac Capital Company, which we refer to as "CCC", have also issued equity. See "Description of our Preferred Shares and Special Common Units," below. All of our common shares outstanding are currently listed for trading on the American Stock Exchange under the symbol "CHC."

      Subject to the American Stock Exchange rules which require shareholder approval for certain issuances of securities, we may issue additional shares from time to time in one or more series, generally without shareholder approval, with such preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are permitted by Delaware law and as are established by our board of trustees.

Description of our Common Shares

      General. Our common shares have equal dividend, liquidation and other rights, and have no preference, appraisal or exchange rights. Holders of our common shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

      Distributions. Subject to any preferential rights of any outstanding shares or series of shares, our common shareholders are entitled to receive distributions, when and as authorized by our board of trustees, out of legally available funds. We anticipate that we will pay distributions on our common shares quarterly, subject to declaration by our board of trustees.

      Voting Rights. Our common shareholders have no right to participate in the control of our business. However, our common shareholders have been granted certain voting rights which are set forth in our trust agreement. Holders of our common shares, as a class, have the power to vote on all matters presented to our shareholders. Pursuant to our trust agreement and bylaws, our common shareholders and holders of special preferred voting shares are entitled to one vote per common share on all matters voted on by shareholders and, except as provided in our trust agreement in respect of any other class or series of beneficial interests, the holders of such common shares and special preferred voting shares exclusively possess all voting power and have been granted the right to vote upon: (i) the election and removal of our board of trustees, (ii) our merger, consolidation or conversion and dissolution, (iii) sale of all or substantially all of our assets, (iv) amendment of our trust agreement (except in certain limited circumstances), and (v) the determination to incur financing or leverage in excess of that permitted by our trust agreement, provided that provisions relating to the limitation of liability and indemnification may only be amended prospectively.

      Registrar and Transfer Agent. The registrar and transfer agent for our common shares is EquiServe Trust Company, N.A., P.O. Box 8694, Edison, NJ, 08818.

Description of our Preferred Shares

   Community Reinvestment Act Preferred Shares

      We have issued, and may in the future issue, separate series of CRA Shares. Our CRA Shares are entitled to the same economic benefits as our common shares but receive a preference with respect to certain regulatory benefits which are described below. With the exception of the conversion rate and notice provisions, the terms of our outstanding series of CRA Shares are the same.

      Our CRA Shares are intended to enable banks and similar institutions to obtain positive consideration under the Community Reinvestment Act. The Community Reinvestment Act, enacted in 1977, encourages banks and similar institutions insured by the Federal Deposit Insurance Corporation to invest in projects that promote community development, particularly in low and moderate income neighborhoods. The Community Reinvestment Act does this by awarding such banks and similar institutions "credits" based upon the amount of capital they invest in "qualifying" projects. Examples of qualifying projects include, among others, those investments that provide affordable housing for low or moderate income individuals, or fund activities that revitalize or stabilize low or moderate income areas. We invest in revenue bonds that fund these types of investments. We believe that an investment in our Company through our CRA Shares will qualify for credits under the Community Reinvestment Act. Each CRA shareholder may be entitled to an allocation of these credits based upon the aggregate amount of their investment in us, for Community Reinvestment Act purposes.

      Our CRA Shares rank (i) on parity (pro rata based on the number of shares) with our common shares and all other CRA Shares with respect to payment of distributions and rights upon our liquidation, dissolution and winding up and
(ii) pari passu with all other CRA Shares with respect to CRA Credit allocations. Our income and loss is also allocated pro rata (based on the number of shares) among our common shareholders and our CRA shareholders. In this regard, in the event of (i) the payment of distributions payable in our common shares or securities convertible into our common shares, (ii) the issuance to all holders of our common shares of certain rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than the fair market value per common share, and (iii) all other distributions to the holders of our common shares or evidences of our indebtedness or our assets, our CRA shareholders will receive, for each CRA Share held, the same payment, issuance or distribution payable for each common share held. For example, if we pay a distribution with respect to our common shares or to securities convertible into our common shares, and common shareholders are entitled to receive two common shares for each common share they hold, the CRA shareholders will also receive two common shares for each CRA Share they hold. In connection with the foregoing payments, issuances or distributions, we will take whatever actions we consider to be advisable in order that both our common and CRA shareholders will be treated the same for federal income tax purposes.

   Special Preferred Voting Shares

      In connection with our acquisition of Related Capital, each holder of special common units (described below) acquired one Special Preferred Voting Share (at $.01 per share) for each special common unit in CCC they received.

      The Special Preferred Voting Shares entitle the holders of the special common units to vote, on a one-to-one basis, on all matters subject to a vote of the holders of our common shares. We have the right to require that each Special Preferred Voting Share be redeemed (for $.01 per share) and cancelled simultaneously upon the exchange of a special common unit by the holder into cash or our common shares. Other than the payment of the $.01 per share upon redemption of the Special Preferred Voting Shares or the liquidation of our Company, the Special Preferred Voting Shares are not entitled to any distributions or other economic rights.

      The selling principals of Related Capital who are now trustees of our Company entered into a voting agreement which governs the voting of all of their Special Preferred Voting Shares, common shares issuable upon exchange of their special common units and any other common shares currently owned or which may be acquired by them in the future. The voting agreement provides that such selling principals of Related Capital will (a) vote on any matter requiring a vote of our common shareholders not more than 90% of the voting power represented by the Special Preferred Voting Shares (and any common shares to be issued in exchange for the special common units) for a period of two years; (b) vote their common shares or Special Preferred Voting Shares in favor of the election of any independent trustee approved by our board of trustees or in the same proportion as the unaffiliated holders of our common shares vote in such election, and (c) not exercise any right as a shareholder of our Company to nominate any independent trustee. With the exception of Stephen M. Ross, whose voting agreement remains in effect as long as he owns any of our Special Preferred Voting Shares or common shares, the voting agreement will terminate for each of the remaining four selling principals at the time he or she is no longer an employee, officer or trustee of our Company.

Description of our Subsidiaries' Outstanding Equity

   Charter Mac Equity Issuer Trust--Preferred Shares

      Our subsidiary, Equity Trust, has issued preferred shares to institutional investors with an aggregate liquidation amount of approximately $377.5 million.

      We collectively refer to the Series A Cumulative Preferred Shares, Series A-1 Cumulative Preferred Shares, Series A-2 Cumulative Preferred Shares, Series A-3 Cumulative Preferred Shares, Series A-4-1 Perpetual Preferred Shares and Series A-4-2 Perpetual Preferred Shares as the "Series A Shares." We collectively refer to the Series B Subordinate Cumulative Preferred Shares, Series B-1

Subordinate Cumulative Preferred Shares, Series B-2 Subordinate Cumulative Preferred Shares, Series B-3-1 Subordinate Perpetual Preferred Shares and Series B-3-2 Subordinate Perpetual Preferred Shares as the "Series B Shares." We also collectively refer to the Series A Shares and the Series B Shares as the "Series A and B Preferred Shares."

      The Series A Shares have been rated "A3" by Moody's Investor Service, Inc. ("Moody's") and the Series B Shares have been rated "Baa1" by Moody's. Moody's also assigned an "A2" rating to Equity Trust based on its portfolio composition, loan performance, coverage ratios, and real estate management experience.

      The Series A and B Preferred Shares are not convertible into common shares of Equity Trust or our common shares. The Series A and B Preferred Shares have an annual preferred dividend payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, but only upon declaration thereof by Equity Trust's board of trustees and only to the extent of Equity Trust's tax-exempt income (net of expenses) for the particular quarter. Since inception, all quarterly distributions have been declared at the stated annualized dividend rate for each respective series.

      The Series A Shares all have identical terms except as to the distribution commencement date, the annual preferred dividend rate, capital gain sharing provisions, the remarketing date, the default rate, certain redemption provisions, certain voting rights and, with respect to the Series A Preferred Shares, the liquidation amount per share. The following chart summarizes some of the differences:


------------------------------------------------------------------------------------------------
Series  Issue Date       Number     Distribution       Annual        Initial           Per
                           of       Commencement     Preferred     Remarketing    Share/Aggregate
                         Shares         Date          Dividend        Date          Liquidation
                                                        Rate                          Amounts
                                                                                   (in thousands)
------------------------------------------------------------------------------------------------
A      June 29, 1999      45        July 31, 1999      6.625%    June 30, 2009    $2,000/90,000
------------------------------------------------------------------------------------------------
A-1    July 20, 2000      48        October 31, 2000   7.100%    June 30, 2009     500/24,000
------------------------------------------------------------------------------------------------
A-2    October 9, 2001    62        January 31, 2002   6.300%    June 30, 2009     500/31,000
------------------------------------------------------------------------------------------------
A-3    June 4, 2002       60        July 31, 2002      6.800%    October 31, 2014  500/30,000
------------------------------------------------------------------------------------------------
A-4-1  May 14, 2004       60        July 31, 2004      5.750%    April 30, 2015    500/30,000
------------------------------------------------------------------------------------------------
A-4-2  May 14, 2004       58        July 31, 2004      6.000%    April 30, 2019    500/29,000
------------------------------------------------------------------------------------------------

     Holders of the Series A Shares may elect to retain their shares upon remarketing, with a distribution rate to be determined immediately prior to the remarketing date by the remarketing agent. After the initial remarketing dates, all or a portion of the shares may be redeemed, subject to certain conditions. Each holder of the Series A, Series A-1 and Series A-2 Preferred Shares, and each holder of the Series A-3 Preferred Shares, will be required to tender its shares to Equity Trust for mandatory repurchase on June 30, 2049 and October 31, 2052, respectively, unless Equity Trust decides to remarket the shares on such dates. The Series A-4-1 Preferred Shares and Series A-4-2 Preferred Shares are perpetual and not subject to mandatory repurchase.

     The Series A Shares rank, with respect to payment of distributions and amounts upon liquidation, dissolution or winding-up of Equity Trust, senior to the Series B Shares and all classes or series of common shares of Equity Trust and, therefore, effectively rank senior to our common shares, our CRA Shares and our Preferred Shares, if any.

     The Series B Shares all have identical terms except as to the distribution commencement date, the annual preferred dividend rate, capital gain sharing provisions, the remarketing date, the default rate,
                                       6
certain redemption provisions and certain voting rights. The following chart summarizes some of the differences:


------------------------------------------------------------------------------------------------
Series  Issue Date       Number     Distribution       Annual        Initial           Per
                           of       Commencement     Preferred     Remarketing    Share/Aggregate
                         Shares         Date          Dividend        Date          Liquidation
                                                        Rate                          Amounts
                                                                                   (in thousands)
------------------------------------------------------------------------------------------------
B      July 30, 2000      110       October 31, 2000   7.600%    November 30, 2010  500/55,0000
------------------------------------------------------------------------------------------------
B-1    October 9, 2001     37       January 31, 2002   6.800%    November 30, 2010   500/18,500
------------------------------------------------------------------------------------------------
B-2    June 4, 2002        50       July 31, 2002      7.200%    October 31, 2014    500/25,000
------------------------------------------------------------------------------------------------
B-3-1  May 14, 2004        50       July 31, 2004      6.000%    April 30, 2015      500/25,000
------------------------------------------------------------------------------------------------
B-3-2  May 14, 2004        40       July 31, 2004      6.300%    April 30, 2019      500/20,000


     Holders of the Series B Shares may elect to retain their shares upon remarketing, with a distribution rate to be determined immediately prior to the remarketing date by the remarketing agent. After the initial remarketing dates, all or a portion of the shares may be redeemed, subject to certain conditions. Each holder of the Series B and Series B-1 Preferred Shares and each holder of the Series B-2 Preferred Shares will be required to tender its shares to Equity Trust for mandatory repurchase on November 30, 2050 and October 31, 2052, respectively, unless Equity Trust decides to remarket the shares on such dates. The Series B-3-1 Preferred Shares and Series B-3-2 Preferred Shares are perpetual and not subject to mandatory repurchase.

     The Series B Shares rank, with respect to payment of distributions and amounts upon liquidation, dissolution or winding up of Equity Trust, senior to all classes or series of common shares of Equity Trust and, therefore, effectively rank senior to our common shares, our CRA Shares and our Preferred Shares, if any, and junior to the Series A Shares.

     Equity Trust is subject to, among others, the following covenants with respect to the Series A and B Preferred Shares:

     Tax-exempt interest and distributions. Equity Trust may only acquire new investments, other than investments acquired pursuant to a certain preferred trust contribution agreement, that it reasonably believes will generate interest and distributions excludable from gross income for federal income tax purposes. Equity Trust will dispose of any investment the interest on which becomes includable in gross income for federal income tax purposes, for any reason, as soon as commercially practicable.

     Leverage.   Equity  Trust  will  not,  and  will  not  permit  any  of  its subsidiaries to, directly or indirectly, incur any obligation except if (i) Equity Trust is not in default under its trust agreement, (ii) Equity Trust has paid or declared and set aside for payment all accrued and unpaid distributions on the Series A and B Preferred Shares, and (iii) after giving effect to the incurrence of the obligation, the leverage ratio on the portfolio is less than
0.6 to 1.0.

     Failure to pay distributions. If Equity Trust has not paid in full six consecutive quarterly distributions on the Series A and B Preferred Shares, Equity Trust is required to reconstitute its board of trustees so that a majority of the board of trustees consists of trustees who are independent with respect to Equity Trust, us, or our subsidiaries.

     Allocation of Taxable Interest Income and Market Discount. Equity Trust will specially allocate taxable interest income and market discount that is taxable as ordinary income to us. Market discount, if any, may arise where Equity Trust acquires a bond other than upon its original issuance for less than its stated redemption price at maturity and the difference is greater than a de minimis amount (generally 1/4 of 1% of a bond's stated redemption price at maturity multiplied by the number of complete years to maturity).

     Limitation on Issuance of Preferred Equity Interests. Equity Trust may not issue preferred equity interests that are senior to the Series A Shares without the consent of a majority of the holders of the Series A Shares. Equity Trust may not issue any preferred equity interests that are equal in rank to the Series A and B Preferred Shares unless certain conditions are met, including that (i) the amount of such newly issued preferred equity interests is limited as follows: (A) with respect to the Series A Shares, the liquidation amount of all of the preferred equity interests that are equal in rank to the Series A Shares (including such newly issued interests) may not exceed 25% of the net asset value of Equity Trust and (B) with respect to the Series B Shares, the liquidation amount of all of the preferred equity interests that are equal in rank to the Series A and B Preferred Shares (including such newly issued interests) may not exceed 40% of the net asset value of Equity Trust; (ii) Equity Trust has paid or declared and set aside for payment all accrued and unpaid distributions on the Series A and B Preferred Shares to holders; and
(iii) there is no default or event of default under Equity Trust's trust agreement.

   Special Common Units

     In  connection  with  our  acquisition  of  Related  Capital,   CCC  issued
membership interests in the form of "special common units."

     Features of the Special Common Units. The features of the special common units are as follows: (a) the special common units are exchangeable, subject to anti-dilution adjustments and some other restrictions set forth in the exchange rights agreement (see "Exchange Rights," below) at the election of their holders, the exchange would be for cash equal to the average closing price of our common shares for the five consecutive trading days immediately preceding the date CharterMac Corporation and CCC receives a notice of exchange. CharterMac Corporation may choose, however, at its sole discretion, to satisfy this exchange right by exchanging the special common units for our common shares on a one-to-one basis, in lieu of cash; (b) CharterMac Corporation shall cause CCC to pay distributions to the holders of special common units at the same time as, and only if, we pay distributions to our common shareholders; and (c) distributions paid to the holders of special common units will consist of taxable income.

     Distributions on the special common units. Holders of special common units are entitled to distributions at the same time as, and only if, dividends are paid on our common shares. Unlike dividends payable to holders of our common shares, which consist of substantially tax-exempt income, distributions payable to holders of the special common units consist of taxable income. In order to take into account the difference in tax treatment, the distributions on the special common units equaled our per common share dividend, annualized as of the date of issuance of the special common units, divided by 0.72. Subsequent distributions to the holders of special common units have been, and will continue to be, increased (or decreased) proportionately with increases (or decreases) in dividends paid to holders of our common shares.

     To the extent that, in any year, CCC does not have sufficient cash flow to pay the entire distribution due on the special common units, we have agreed to contribute or to lend to CCC all but $5 million of these distributions. The remaining shortfall, if any, will earn interest at the prime rate and will be payable at the time CCC has sufficient cash flow.

     Governance/voting  rights. Holders of the special common units may not take part in the operation, management or control of CCC's business and do not have any voting rights. This notwithstanding, the consent of a majority of the holders of the special common units will be required to approve the following "Capital Transactions" related to CCC should they occur: (a) the dissolution or liquidation of CCC; (b) the sale, assignment, transfer or pledge of assets of CCC outside the ordinary course of business; (c) a merger or consolidation with another entity where CCC (1) is not the surviving entity; (2) issues special common units in connection with the merger or consolidation; or (3) makes any change to the CCC operating agreement or certificate of formation; (d) any distribution by CCC (other than cash distributions); (e) specified transfers of assets and other transactions that would result in recognition of taxable income to the holders of special common units; (f) the issuance of additional interests in CCC; (g) amend the CCC operating agreement except as expressly permitted by the CCC operating agreement; and (h) revocation of the tax elections described in the CCC operating agreement.

     Consent will not be required with respect to any action referred to in clause (b) or (e) above, if the action is with an unaffiliated third party and at the time of the transaction, CCC distributes to the holders of special common units cash in an amount sufficient to offset any tax payable on any gain recognized by them as a result of these actions.

     If we  decide  to  sell  or  dispose  of  all or  substantially  all of our
Company's   assets  or  equity  interests  (an   "Extraordinary   Transaction"),
structured in a way that requires a Capital Transaction to occur, we may consummate the Extraordinary Transaction without the consent of the holders of the special common units provided that the Extraordinary Transaction either (a) entitles the holders of the special common units to retain their special common units, (b) provides that our shareholders receive more than 50% of the aggregate value of the consideration to be paid to them in cash or (c) occurs more than five years after the closing of the acquisition transaction, and further provided that if the holders of the special common units are not entitled to retain their special common units, those holders will be required to exchange their special common units pursuant to the exchange rights agreement.

     Exchange Rights. Each holder of special common units entered into an exchange rights agreement which gives such holder the right, upon expiration of any lock-up period, to (a) exchange all or a portion of their special common units for cash and (b) receive cash in an amount equal to any accrued but unpaid distributions with respect to the special common units being exchanged (not including accrued and unpaid distributions for the quarterly period in which the exchange occurs). In lieu of cash, CharterMac Corporation may, at its discretion, exchange such special common units (and any accrued but unpaid distributions) for common shares on a one-to-one basis, subject to anti-dilution adjustments. Exchanges may only be made in amounts equal to or greater than 1,000 special common units, unless a holder owns less than 1,000 special common units, in which case that holder may exchange the entire amount held. At the time of such exchange, we may require such holder to surrender one Special Preferred Voting Share for redemption by us for each special common unit being exchanged.

                       DESCRIPTION OF OUR DEBT SECURITIES

     We will issue our debt securities under one or more separate indentures between us and a trustee that we will name in the applicable supplement to this prospectus. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus is a part. Following its execution, the indenture will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

     The following summary describes certain material terms and provisions of the indenture and our debt securities. This summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the indenture. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in the applicable supplement to this prospectus. You should read the indenture for more details regarding the provisions we describe below and for other provisions that may be important to you. For information on incorporation by reference, and how to obtain a copy of the indenture, see the sections entitled "WHERE YOU CAN FIND MORE INFORMATION" on page 28 of this prospectus and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" on page 30 of this prospectus.

General

     The debt securities will be direct obligations of our Company, which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities"). The debt securities will be issued under one or more indentures in the form filed as an exhibit to the Registration Statement of which this prospectus is a part (the "Form of Indenture"). As provided in the Form of Indenture, the specific terms of any debt security issued pursuant to an indenture will be set forth in one or more supplemental indentures, each dated as of a date of or prior to the issuance of the debt securities to which it relates (the "Supplemental Indentures" and each a "Supplemental Indenture"). Senior Securities and Subordinated Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between us and a trustee (an "Indenture Trustee"), which may be the same Indenture Trustee, subject to such amendments or supplements as may be adopted from time to time. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the "Indentures." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made under this heading relating to the debt securities and the Indentures are summaries of the provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indentures and such debt securities.

     Capitalized terms used herein and not defined shall have the meanings assigned to them in the Form of Indenture, as such terms may be modified as set forth in a prospectus supplement with respect to the offering of our debt securities.

Terms

     The indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of our Company. The indebtedness represented by Subordinated Securities will be subordinated in right of payment to the prior payment in full of our Senior Securities, as described under "--Subordination." The particular terms of the debt securities offered by us will be described in one or more supplements to this prospectus, along with any applicable federal income tax considerations unique to such debt securities. Accordingly, for a description of the terms of any series of debt securities, reference must be made to both the prospectus supplement relating thereto and the description of the debt securities set forth in this prospectus.

     Except as set forth in any prospectus supplement, our debt securities may be issued without limits as to aggregate principal amount, in one or more series, in each case as established from time to time by our Company or as set forth in the applicable Indenture or in one or more Supplemental Indentures. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

     The Form of Indenture provides that we may, but need not, designate more than one Indenture Trustee thereunder, each with respect to one or more series of debt securities. Any Indenture Trustee under an Indenture may resign or be removed with respect to one or more series of debt securities and a successor Indenture Trustee may be appointed to act with respect to such series. If two or more persons are acting as Indenture Trustee with respect to different series of debt securities, each such Indenture Trustee shall be an Indenture Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Indenture Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Indenture Trustee may be taken by each such Indenture Trustee with respect to, and only with respect to, the one or more series of debt securities for which it is Indenture Trustee under the applicable Indenture.

     The following summaries set forth certain general terms and provisions of the Indenture and the debt securities. The prospectus supplement relating to the series of debt securities being offered will contain further terms of such debt securities, including the following specific terms:

          (1) The title of such debt securities and whether such debt securities are secured, unsecured, Senior Securities or Subordinated Securities;

          (2) The aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

          (3) The price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities that is convertible into common shares or preferred shares, or the method by which any such portion shall be determined;

          (4) If convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the common shares or preferred shares receivable on conversion;

          (5) The date or dates, or the method for determining such date or dates, on which the principal of such debt securities will be payable;

          (6) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

          (7) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (8) The place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon us with respect to such debt securities and the applicable Indenture may be served;

          (9) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

          (10) Our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

          (11) If other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (12) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

          (13) Whether such debt securities will be issued in certificated or book-entry form and, if so, the identity of the depository for such debt securities;

          (14) Whether such debt securities will be in registered or bearer form or both and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

          (15) The applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable Indenture, or any modification thereof;

          (16) Whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

          (17) Any deletions from, modifications of or additions to the events of default or covenants of our Company, to the extent different from those described herein or set forth in the applicable Indenture with respect to such debt securities, and any change in the right of any Trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

          (18) The provisions, if any, relating to the security provided for such debt securities; and

          (19) Any other terms of such debt securities not inconsistent with the provisions of the applicable Indenture.

      If so provided in the applicable prospectus supplement, our debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, any special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

     Except as may be set forth in any prospectus supplement, neither our debt securities nor the Indenture will contain any provisions that would limit our ability to incur indebtedness or that would afford holders of our debt securities protection in the event of a highly leveraged or similar transaction involving our Company or in the event of a change of control, regardless of whether such indebtedness, transaction or change of control is initiated or supported by our Company, any affiliate of our Company or any other party. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants of our Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denomination, Interest, Registration and Transfer

     Unless otherwise described in the applicable prospectus supplement, our debt securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

     Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the applicable
Indenture Trustee, the address of which will be stated in the applicable prospectus supplement; provided, however, that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States.

     Subject to certain limitations imposed upon debt securities issued in book-entry form, our debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the corporate trust office of the applicable Indenture Trustee or at the office of any transfer agent designated by us for such purpose. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, our debt securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable Indenture Trustee or at the office of any transfer agent designated us the for such purpose. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable Indenture Trustee or transfer agent. Except as may be set forth in any prospectus supplement, no service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the applicable Indenture Trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

     Neither we nor any Indenture Trustee shall be required (i) to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption
                                       13
and ending at the close of business on the day of such mailing; (ii) to register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or (iii) to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

      The applicable Indenture will provide that we may, without the consent of the holders of any outstanding debt securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either we shall be the continuing entity, or the successor entity (if other than our Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets, is organized under the laws of any domestic jurisdiction and assumes our obligations to pay principal of (and premium, if any) and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes our obligation or any obligation of any of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to each Indenture Trustee.

Certain Covenants

      Existence. Except as permitted under "Merger, Consolidation or Sale of Assets," each Indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (by declaration of trust, by-laws and statute) and franchises; provided, however, that we will not be required to preserve any right or franchise if our board of trustees determines that the preservation thereof is no longer desirable in the conduct of our business by appropriate proceedings.

      Maintenance of Properties. Each Indenture will require us to cause all of our material properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of our Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that our Company and our subsidiaries shall not be prevented from selling or otherwise disposing of our respective properties for value in the ordinary course of business.

      Insurance. Each Indenture will require us to cause each of our and our subsidiaries' insurable properties to be insured against loss or damage with insurers of recognized responsibility and, if described in the applicable prospectus supplement, having a specified rating from a recognized insurance rating service, in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

      Payment of Taxes and Other Claims. Each Indenture will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our or our subsidiaries' income, profits or property and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries; provided, however,  that we shall not be required to pay or  discharge or cause to be paid
or  discharged  any  such  tax,  assessment,   charge  or  claim  whose  amount,
applicability or validity is being contested in good faith.

     Provision  of  Financial  Information.  Whether  or not we are  subject  to
Section 13 or 15(d) of the Exchange Act, the Indenture will require us, within 15 days of each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the Commission,
(i) to transmit by mail to all holders, as their names and addresses appear in the Security Register, without cost to such holders, copies of our annual report, quarterly reports and other documents that we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such sections; (ii) to file with the applicable Indenture Trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such Sections and (iii) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

     Additional Covenants. Any additional covenants with respect to any series of debt securities will be set forth in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

     Unless otherwise provided in the applicable prospectus supplement, each Indenture will provide that the following events are "Events of Default" with respect to any series of debt securities issued thereunder (i) default for 30 days in the payment of any installment of interest on any debt security of such series; (ii) default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity; (iii) default in making any sinking fund payment as required for any debt security of such series; (iv) default in the performance or breach of any other covenant or warranty of our Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for 60 days after written notice as provided in the applicable Indenture has been given; (v) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by our Company or any of our subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $10,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by our Company or any our subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $10,000,000, whether such indebtedness exists on the date of such Indenture or shall thereafter be created, with such obligations being accelerated and not rescinded or annulled; (vi) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of our Company or any Significant Subsidiary of our Company; and (vii) any other event of default provided with respect to a particular series of debt securities. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.

     If an event of default under any Indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Indenture Trustee or the holders of not less than 25% in principal amount of the debt securities of that series will have the right to declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable Indenture Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Indenture Trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) we shall have deposited with the applicable Indenture Trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities than outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Indenture Trustee and (ii) all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in such Indenture. The Indentures will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable Indenture, as the case may
be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

     The Indentures will require each Indenture Trustee to give notice to the holders of debt securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Indenture Trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect to any Debt Security of such series) if specified responsible officers of such Indenture Trustee consider such withholding to be in the interest of such holders.

     The Indentures will provide that no holder of debt securities of any series may institute any proceeding, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Indenture Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

     The Indentures will provide that, subject to provisions in each Indenture relating to its duties in case of default, an Indenture Trustee will be under no obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of debt securities then outstanding under such Indenture, unless such holders shall have offered to the Indenture Trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Indenture Trustee, or of exercising any trust or power conferred upon such Indenture Trustee. However, an Indenture Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Indenture Trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

     Within 120 days after the close of each fiscal year, we will be required to deliver to each Indenture Trustee a certificate, signed by one of several of our specified officers, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indentures

     Except as may be set forth in any prospectus supplement, modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby,
(i) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (iii) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security;
(iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

     The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by us with certain restrictive covenants of the applicable Indenture.

     Modifications and amendments of an Indenture will be permitted to be made by us and the respective Indenture Trustee thereunder without the consent of any holder of debt securities for any of the following purposes: (i) to evidence the succession of another person to our Company as obligor under such Indenture;
(ii) to add to the covenants of our Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such Indenture; (iii) to add events of default for the benefit of the holders of all or any series of debt securities; (iv) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form; provided that such action shall not adversely affect the interest of the holders of the debt securities of any series in any material respect; (v) to change or eliminate any provisions of an Indenture; provided that any such change or elimination shall be effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the debt securities; (vii) to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of such debt securities into common shares or preferred shares; (viii) to provide for the acceptance of appointment by a successor Indenture Trustee or facilitate the administration of the trusts under an Indenture by more than one Indenture Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture; provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such Indenture; or (x) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities; provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

      The Indentures will provide that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof pursuant to the Indenture
(ii) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt securities of the amount determined as provided in (i) above), (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such Indenture, and (iv) debt securities owned by us or any other obligor upon the debt securities or an affiliate of our Company or of such other obligor shall be disregarded.

     The Indentures will contain provisions for convening meetings of the holders of debt securities of a series issued thereunder. A meeting may be called at any time by the applicable Indenture Trustee, and also, upon request by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

     Notwithstanding the foregoing provisions, the Indentures will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series; (i) there shall be no minimum quorum requirement for such meeting, and (ii) the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

Discharge, Defeasance and Covenant Defeasance

     Unless otherwise indicated in the applicable prospectus supplement, we will be permitted, at our option, to discharge certain obligations to holders of any series of debt securities issued under any Indenture that have not already been delivered to the applicable Indenture Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Indenture Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

     The  Indentures  will  provide  that,  unless  otherwise  indicated  in the applicable  prospectus  supplement,  we may elect  either (i) to defease  and be discharged  from  any and all  obligations  (except  for the  obligation  to pay additional  amounts,  if any,  upon the  occurrence  of  certain  events  of tax assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to hold moneys for payment in trust and, with respect to Subordinated debt securities which are convertible or exchangeable, the right to convert or exchange) with respect to such debt securities ("defeasance") or (ii) to be released from its obligations with respect to such debt securities under the applicable Indenture (being the restrictions described under "--Certain
Covenants") or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities ("covenant defeasance"), in either case upon the irrevocable deposit by us with the applicable Indenture Trustee, in trust, of an amount in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust will only be permitted to be established if, among other things, we have delivered to the applicable Indenture Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. In the event of such defeasance, the holders of such debt securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

     "Government Obligations" means securities that are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (i) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (a) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (b) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or (c) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

     If we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (iv) under "--Events of Default, Notice and Waiver" with respect to specified sections of an Indenture (which sections would no longer be applicable to such debt securities) or described in clause (vii) under "--Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the applicable Indenture Trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

     The terms and conditions, if any, upon which the debt securities are convertible into common shares or preferred shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include whether such debt securities are convertible into common shares or preferred shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion.

Payment

     Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the Indenture Trustee, the address of which will be stated in the applicable prospectus supplement; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States.

     All moneys paid by us to a paying agent or an Indenture Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of one year after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such Debt Security thereafter may look only to us for payment thereof.

Global Securities

     The debt securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

  TRUST AGREEMENT AND BYLAW PROVISIONS AND CERTAIN PROVISIONS OF DELAWARE LAW

The following summary of certain provisions of Delaware law and our trust agreement does not purport to be complete and is subject to and qualified in its entirety by reference to Delaware law and our trust agreement.

     Our Board of Trustees. Our business and affairs are managed by a board of managing trustees. Our board of trustees consists of not less than three nor more than sixteen managing trustees, of which a majority must be "independent", which means they may not be our officers or employees, related to our officers nor represent concentrated or family holdings of our voting interests, and who, in the view of our other independent trustees, are free from any relationship that would interfere with the exercise of independent judgment with respect to matters relating or pertaining to our affairs. Currently, our board consists of fifteen managing trustees, of which eight are independent. As long as Thomas W. White is on the board of trustees, a majority of the board of trustees by at least one managing trustee must be independent. Upon Thomas W. White's ceasing to serve as a managing trustee for any reason, including by reason of his resignation or removal or otherwise, and at all times thereafter, a majority of the board of trustees by at least two managing trustees must be independent trustees (e.g. if the total number of managing trustees is nine, independent trustees must comprise at least six members of the board of trustees). The total number of managing trustees may be increased or decreased pursuant to the bylaws, but shall never be less than the minimum number, if any, required by the Delaware Act nor more than sixteen.

     Each of our independent trustees is entitled to receive annual compensation at the rate of $50,000, payable $25,000 in cash (or, at a trustee's option, common shares) and common shares having an aggregate value of $25,000, based on the fair market value at the date of issuance, with the option of having the common shares cliff-vest after a three-year period, in addition to an expense reimbursement for attending meetings of the board of trustees. In addition, the chairman of the audit committee will receive an additional $5,000 per year in cash for serving as chairman. Independent trustees may be granted additional cash compensation for serving on a committee of our board of trustees at the discretion of our compensation committee.

     Our board of trustees establishes written policies on investments and borrowings and monitors our administrative procedures, investment operations and performance as well as monitoring our management team to assure that such policies are carried out. The independent trustees are responsible for reviewing our investment policies not less often than annually and with sufficient frequency to determine that the policies being followed are in the best interests of our shareholders.

     Wilmington Trust Company, a Delaware banking corporation, is also one of our trustees. Wilmington Trust Company has been appointed as registered trustee (the "Registered Trustee") solely to satisfy certain requirements of the Delaware Act and its duties and responsibilities with respect to us and our shareholders are very limited.

     So long as the holders of the special preferred voting shares own, in the aggregate, 7.5% or more of our outstanding voting securities (a) there must be at least fourteen trustees on our board of trustees, consisting of at least six non-independent trustees and at least eight independent trustees and (b) holders of a majority of the outstanding special voting preferred shares will have the right, in lieu of our board of trustees (or nominating committee thereof) to elect to our board of trustees any non-independent trustees to fill a vacancy and to nominate any non-independent trustees for election at any annual or special meeting of our shareholders. This power of nomination will not affect the right of the holders of our common shares to also nominate their choices for the non-independent trustee nominees. After the date upon which the holders of the Special Preferred Voting Shares own, in the aggregate, less than 7.5% of our outstanding voting securities, the nominating committee will have the right to nominate non-independent trustees to fill a vacancy (which vacancies will be filled by the affirmative vote of a majority of our board of trustees) or to stand for election at any annual or special meeting.

     Additional Classes and Series of Shares. Our trust agreement authorizes us to issue 100,000,000 shares and authorizes our board of trustees to classify or reclassify any unissued beneficial interests, to provide for the issuance of beneficial interests in other classes or series of securities, to establish the number of beneficial interests in each class or series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of such class or series. We believe that the ability of our board of trustees to issue one or more classes or series of beneficial interests provides us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other needs which might arise. Subject to the American Stock Exchange rules which require shareholder approval for certain issuances of securities, the additional classes or series, as well as the common shares, will be available for issuance without further action by our shareholders. Although our board of trustees has no intention at the present time of doing so, it could issue a class or series that could, depending on the terms of such class or series, delay, defer or prevent a transaction or a change in control of our Company that might involve a premium price for holders of our common shares or otherwise be in their best interest.

     Staggered Board. Our trust agreement provides that our board of trustees has three classes of managing trustees. The terms of the first, second and third classes will expire in 2007, 2005 and 2006, respectively. Managing trustees for each class will be chosen for a three-year term upon the expiration of the current class' term. The use of a staggered board makes it more difficult for a third-party to acquire control over us.

     Advance Notice of Managing Trustee Nominations and New Business. Our bylaws provides that (i) with respect to an annual meeting of common shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by common shareholders may be made only (a) pursuant to our notice of meeting, (b) by our board of trustees, or (c) by a common shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws, and (ii) with respect to special meetings of common shareholders, only the business specified in our notice of meeting may be brought before the meeting of common shareholders, and nominations of persons for election to our board of trustees may be made only
(a) pursuant to our notice of the meeting, (b) by our board of trustees, or (c) provided that our board of trustees has determined that managing trustees shall be elected at such meeting, by a common shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

     The advance notice provisions set forth in our bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control of our Company that might involve a premium price for holders of common shares or otherwise be in their best interest.

     Term and Dissolution. We have perpetual existence, but may be dissolved at an earlier date (i) upon the recommendation of our board of trustees and the approval of shareholders by majority vote and (ii) by order of a court of competent jurisdiction to judicially dissolve our Company if it is no longer reasonably practicable to continue the business and affairs of our Company as contemplated by our trust agreement.

     Upon dissolution of our Company, our assets will be liquidated and the proceeds of liquidation will be applied first to the satisfaction (whether by payment or reasonable provision for payment thereof) of obligations of our Company to third parties (including holders of senior interests created through our
                                       23
securitization programs and preferred shareholders of our subsidiaries) and then to payment of liquidation expenses. Any remaining proceeds will then be distributed to our shareholders.

     Voting Rights of our Shareholders. Our shareholders have no right to participate in the control of our business. However, our common shareholders and special preferred voting shareholders have been granted certain voting rights which are set forth in our trust agreement. The common shareholders, as a class, have the right to vote upon:

     o    the election of our board of trustees;

     o the determination to incur financing or leverage in excess of that permitted by our trust agreement;

     o    the removal of our board of trustees;

     o    merger, consolidation or conversion and dissolution of our Company;

     o    sale of all or substantially all of our assets; and

     o    amendment  of  our  trust   agreement   (except  in  certain   limited
          circumstances), provided that provisions relating to the limitation of liability and indemnification may only be amended prospectively.

     Amendments to our Trust Agreement. In general, our trust agreement may be amended by the affirmative vote or written consent of the holders of not less than a majority of the common shares and special preferred voting shares then outstanding and entitled to vote thereon.

     Meetings. We will hold annual meetings of our common shareholders to elect managing trustees whose terms have expired. Our board of trustees may at any time call a meeting of common shareholders or call for a vote, without a meeting, of the common shareholders on matters on which they are entitled to vote, and shall call for such meeting or vote following receipt of a written request therefor of common shareholders holding 10% or more of the outstanding common shares.

     Borrowing Policies. Our trust agreement permits us to only incur financing or leverage of up to 50% of our total market value (calculated at the time any additional financing or leverage is incurred). Our trust agreement defines "total market value" as the greater of (i) the sum of (a) the aggregate market value of our outstanding shares (including, without limitation, our common shares and preferred shares), and (b) our total leverage or (ii) the aggregate value of our assets as determined by Related Capital based upon third-party or management appraisals and other criteria as our board of trustees shall determine in its sole discretion. In light of a recently announced accounting standard which requires certain financial instruments (including Equity Trust's preferred shares) to be presented as liabilities that were previously presented as equity, we recently amended the definition of leverage or other financing to carve-out Equity Trust preferred shares issued prior to November 17, 2003 from the definition of financing or leverage. The definition now provides that preferred equity securities issued by us or our subsidiaries and outstanding as of November 17, 2003 (which include Equity Trust preferred shares issued prior to that date) are not deemed to be "financing or leverage" for purposes of determining the 50% leverage limitation.

     Indemnification and Limitation of Liability. The Delaware Act provides that, except to the extent otherwise provided in the governing instrument of a statutory trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof. In addition, the Delaware Act provides that, except to the extent otherwise provided in the governing instrument of a statutory trust, an officer, employee, manager or other person acting on behalf of the statutory trust, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or the beneficial owner for any act, omission or obligation of the statutory trust or any trustee thereof.

     The Delaware Act provides that, subject to such standards and restrictions, if any, as are set forth in the governing instrument of a statutory trust, a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

     Our trust agreement requires us to indemnify our present and former managing trustees, among others (any such person, an "indemnified party"), against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the indemnified party actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. In addition, our trust agreement requires us, as conditions to advancing expenses, to obtain (i) a written affirmation by the indemnified party of his or its good-faith belief that he or it has met the standard of conduct necessary for indemnification by our Company as authorized by our trust agreement and (ii) a written statement by him or it or on his or its behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. Our trust agreement also requires us to provide indemnification and advance of expenses to a present or former indemnified party who served a predecessor of our Company in such capacity, and to any employee or agent of our Company or a predecessor of our Company.

     Additionally, our trust agreement requires us to indemnify the Registered Trustee and its affiliates, and their respective officers, directors, employees, agents and representatives, (collectively, the "registered trustee persons") against any and all claims or liabilities (including any environmental liabilities) for which any such person may become liable by reason of the Registered Trustee's acting in such capacity under our trust agreement or arising out of or connected with (i) our Company, (ii) our trust agreement,
(iii) any breach of duty owed to us or our shareholders by a third party or (iv) any violation or alleged violation of federal or state securities laws. We shall not indemnify such persons for liabilities resulting from such persons' own fraud, gross negligence or willful misconduct. In addition, our trust agreement requires us, as conditions to advancing expenses, to obtain (i) a written affirmation by the registered trustee person of his or its good-faith belief that he or it has met the standard of conduct necessary for indemnification by our Company as authorized by our trust agreement and (ii) a written statement by him or it or on his or its behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. Our trust agreement also requires us to provide indemnification and advance of expenses to a present or former registered trustee person who served a predecessor of our Company in such capacity.

     We have obtained a liability insurance policy for our trustees and officers, as well as the trustees and officers of our subsidiaries.

     Liability of Shareholders. We are governed by the laws of the State of Delaware. Under our trust agreement and the Delaware Act, our shareholders will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     In general, stockholders of Delaware corporations are not personally liable for the payment of a corporation's debts and obligations. They are liable only to the extent of their investment in the Delaware corporation. In addition, under the Delaware Act, neither the existence of certain powers in our trust agreement that may be exercised by our shareholders nor the exercise of such powers will cause such shareholders to be deemed to be a trustee of our Company or to be held personally liable for our acts, omissions and obligations.

     The principles of law governing the limitation of liability of beneficial owners of a statutory trust have not been authoritatively established as to statutory trusts organized under the laws of one jurisdiction but operating or owning property, incurring obligations or having beneficiaries resident in other jurisdictions. A number of states have adopted legislation containing provisions comparable to the provisions of the Delaware Act. Accordingly, in such states, the limitation of liability of our shareholders provided by the Delaware Act should be respected.

     In those jurisdictions which have not adopted similar legislative provisions, questions exist as to whether such jurisdictions would recognize a statutory trust, absent a state statute, and whether a court in such jurisdictions would recognize the Delaware Act as controlling. If not, a court in such jurisdiction could hold that the shareholders are not entitled to the limitation of liability set forth in our trust agreement and the Delaware Act and, as a result, are personally liable for our debts and obligations.


                                 USE OF PROCEEDS

     Unless otherwise described in a supplement to this prospectus, we expect to use the net proceeds of the sale of our shares and debt securities primarily to acquire additional revenue bonds and other investments, in each case, as described in detail in the prospectus supplement depending upon the circumstances at the time of the related offering, and for other general trust purposes. Any specific allocation of the net proceeds of an offering of shares and debt securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

                              PLAN OF DISTRIBUTION

     We may sell our securities in or outside the United States to or through underwriters or dealers, through agents or directly to other purchasers. The applicable supplement to this prospectus with respect to our securities, will set forth the terms of the offering of our securities, including the name or names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting underwriter compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.

     Our securities may be sold directly by us or through agents designated by us from time to time at fixed prices, which may be changed, or at varying prices determined at the time of a sale of our securities. Any agent involved in the offer or sale of our securities will be named, and any commissions payable by us to such agent will be set forth, in the supplement to this prospectus relating thereto.

     In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of our securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Any  common  shares  sold  pursuant  to  this   prospectus  and  applicable
prospectus supplement, will be approved for trading, upon notice of issuance, on the American Stock Exchange.

     Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against and contribution toward certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

     In order to comply with the securities laws of certain states, if applicable, our securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

                                  LEGAL MATTERS

     Certain legal matters and the validity of the debt securities have been passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York. The validity of the common shares and preferred shares and certain matters relating to the debt securities have been passed upon for us by Richards, Layton and Finger, P.A., Wilmington, Delaware.

     RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

     The following table sets forth our historical ratio of earnings to combined fixed charges and preference dividends for the periods indicated:


                  Year Ended December 31,              Six Months Ended
                  -----------------------              ----------------
      1999     2000     2001     2002     2003     |       6/30/04
                                                   |
      2.7:1    1.8:1    1.9:1    2.2:1    2.0:1    |       See Note
    =====================================================================

For the purposes of computing the ratio of earnings to fixed charges and preference dividends, earnings were calculated using income before minority interest adding back total fixed charges less preference security dividend requirements of consolidated subsidiaries. Fixed charges consist of interest expense, recurring fees and amortization of capitalized costs related to indebtedness and preference security dividend requirements of consolidated subsidiaries.

Note: For the six months ended June 30, 2004, Earnings (as defined in Regulation S-K) were insufficient to cover Combined Fixed Charges and Preference Dividends (also as defined in regulation S-K) by $47.0 million, yielding a ratio of earnings to combined fixed charges and preference dividends of -0.4:1. This shortfall is due to the consolidation of partnerships deemed to be variable interest entities ("VIEs") pursuant to Financial Interpretation 46R ("FIN 46R"). Pursuant to Regulation S-K, the definition of Earnings does not permit the subtraction of amounts allocated to minority interests in consolidated subsidiaries if those subsidiaries incur fixed charges. The inclusion of the VIEs in the consolidated financial statements affected this ratio as follows:

     o Combined Fixed Charges and Preference Dividends (which, as defined, totaled $32.7 million) includes VIE interest expense of $6.7 million, although these expenses are paid directly by the VIEs; and
     o Earnings (which, as defined, was a loss of $14.3 million) includes VIE operating losses totaling $71.8 million, although such operating losses are currently absorbed by the partners of the VIEs.

                                     EXPERTS

     The consolidated financial statements as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 of CharterMac and the related financial schedule incorporated in this prospectus by reference from our annual report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference, and has been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the shares and debt securities offered by this prospectus. This prospectus is part of the registration statement. This prospectus does not contain all the information contained in the registration statement because we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, which you may read and copy at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth

Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain copies at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding our Company. You may access the SEC's web site at http://www.sec.gov.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. As a result, we are required to file reports, proxy statements and other information with the SEC. These materials can be copied and inspected at the locations described above. Copies of these materials can be obtained from the Public Reference Section of the SEC at 450 Judiciary Plaza, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our common shares are listed on the American Stock Exchange under the symbol "CHC."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     o Our Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2003, filed with the SEC on March 16, 2004 and May 7, 2004, respectively (SEC File No. 001-13237);

     o Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004 filed with the Commission on August 5, 2004 (SEC File No. 001-13237);

     o Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 filed with the Commission on May 10, 2004 (SEC File No. 001-13237); and

     o Our Definitive Proxy Statement dated April 30, 2004 on Schedule 14A prepared in connection with our Annual Meeting of Shareholders held on June 10, 2004 (SEC File No. 001-13237).

     You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

                                   CharterMac
                               625 Madison Avenue
                            New York, New York 10022
                               Attn: Brenda Abuaf
              Telephone requests may be directed to (212) 317-5700.

     This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

     You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

     Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the registration statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

                      COMMON SHARES OF BENEFICIAL INTEREST

                     PREFERRED SHARES OF BENEFICIAL INTEREST

                                 DEBT SECURITIES




                                   CHARTERMAC



                                   PROSPECTUS



                                      , 2004

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The estimated expenses in connection with the offering are as follows:

           Securities and Exchange Commission registration fee $43,097
           Accounting fees and expenses...    23,500
           Legal fees and expenses........    25,000
           Miscellaneous..................     5,000
                                           ------------
           TOTAL.......................... $  96,597
                                           ============

ITEM 15    INDEMNIFICATION OF TRUSTEES AND OFFICERS.

           Section 3817(a) of the Delaware Code authorizes a statutory trust to indemnify and hold harmless any trustee, or beneficial owner or other person from and against any and all claims and demands whatsoever. Section 14.1 of the Registrant's Second Amended and Restated Trust Agreement provides for the indemnification of directors and officers. Article XII of the Registrant's By-laws also provides for indemnification of its officers.

           In addition to the above, our Company has purchased and maintains insurance on behalf of all of its trustees and executive officers against liability asserted against or incurred by them in their official capacities with our Company, whether or not our Company is required or has the power to indemnify them against the same liability.


ITEM 16.   EXHIBITS.

Exhibit    Description
-------    -----------
No.
---

3.1 Certificate of Amendment of the Restated Certificate of Trust, dated as of November 17, 2003*

3.2        Second Amended and Restated Trust Agreement, dated as of November 17,
           2003*

3.3 Second Amended and Restated Bylaws of the Registrant, dated as of November 17, 2003*

4.1        Specimen Share Certificate*

4.2        Form of Indenture relating to Debt Securities**

5.1 Opinion of Richards, Layton & Finger, P.A. regarding the legality of the common and preferred shares and certain matters relating to the debt securities being registered**

5.2 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the debt securities being registered**

23.1       Consent of Deloitte & Touche LLP**

23.2       Consent  of  Richards,  Layton & Finger,  P.A.  (included  in Exhibit
           5.1)**

23.3       Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit
           5.2)**

24.1       Power of Attorney (included on signature page hereto)**

* Previously filed with the Registrant's Form S-8, filed with the Commission on November 25, 2003 (SEC File No. 333-110722).
**  Filed Herewith

Item 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, CharterMac certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 29th day of October, 2004.


                          CHARTERMAC
                          A Delaware statutory trust (registrant)

                          By: /s/ Stuart J. Boesky
                              ------------------------------------------
                                  Name:   Stuart J. Boesky
                                  Title:  Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Stuart J. Boesky and Alan P. Hirmes, and each or either of them, his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                Title                    Date

/s/ Stephen M. Ross         Managing Trustee        October 29, 2004
-----------------------     and Chairman of
    Stephen M. Ross         the Board

/s/ Stuart J. Boesky        Managing Trustee        October 29, 2004
-----------------------     and Chief
    Stuart J. Boesky        Executive Officer

/s/ Alan P. Hirmes          Managing Trustee,       October 29, 2004
-----------------------     Chief Financial
    Alan P. Hirmes          Officer and Chief
                            Operating Officer

/s/ Denise L. Kiley         Managing Trustee        October 29, 2004
-----------------------     and Chief Credit
    Denise L. Kiley         Officer


/s/ Marc D. Schnitzer       Managing Trustee        October 29, 2004
-----------------------     and President
    Marc D. Schnitzer

/s/ Peter T. Allen          Managing Trustee        October 29, 2004
-----------------------
    Peter T. Allen

/s/  Jeff T. Blau           Managing Trustee        October 29, 2004
-----------------------
     Jeff T. Blau

/s/ Charles L. Edson        Managing Trustee        October 29, 2004
-----------------------
    Charles L. Edson

/s/ Andrew Farkas           Managing Trustee        October 29, 2004
-----------------------
    Andrew Farkas

/s/  Nathan Gantcher        Managing Trustee        October 29, 2004
-----------------------
     Nathan Gantcher

/s/  Jerome Y. Halperin     Managing Trustee        October 29, 2004
-----------------------
     Jerome Y. Halperin

/s/  Robert L. Loverd       Managing Trustee        October 29, 2004
-----------------------
     Robert L. Loverd

/s/  Robert A. Meister      Managing Trustee        October 29, 2004
-----------------------
     Robert A. Meister

/s/ Janice Cook Roberts     Managing Trustee        October 29, 2004
-----------------------
    Janice Cook Roberts

/s/  Thomas W. White        Managing Trustee        October 29, 2004
-----------------------
     Thomas W. White

                                  EXHIBIT INDEX


Exhibit No.               Description
-----------

Exhibit    Description
-------    -----------
No.
---

3.1 Certificate of Amendment of the Restated Certificate of Trust of the Registrant, dated as of November 17, 2003*

3.2 Second Amended and Restated Trust Agreement of the Registrant, dated as of November 17, 2003*

3.3 Second Amended and Restated Bylaws of the Registrant, dated as of November 17, 2003*

4.1        Specimen Share Certificate*

4.2        Form of Indenture relating to Debt Securities**

5.1 Opinion of Richards, Layton & Finger, P.A. regarding the legality of the common and preferred shares and certain matters relating to the debt securities being registered**

5.2 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the debt securities being registered**

23.1       Consent of Deloitte & Touche LLP**

23.2       Consent  of  Richards,  Layton & Finger,  P.A.  (included  in Exhibit
           5.1)**

23.3       Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit
           5.2)**

24.1       Power of Attorney (included on signature page hereto)**

* Previously filed with the Registrant's Form S-8, filed with the Commission on November 25, 2003 (SEC File No. 333-110722).
**  Filed Herewith